EXHIBIT 5.1

July 1, 2005

Kenexa Corporation 650 East Swedesford Road Wayne, PA 19087

Re:	Registration Statement on Form S-1 Registration No.: 333-124028

Ladies and Gentlemen:

We have acted as counsel to Kenexa Corporation, a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-124028) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the public offering (the “Offering”) of up to an aggregate of 5,750,000 shares of the common stock, par value $0.01 per share, of the Company (the “Shares”) (including 750,000 Shares that may be purchased by the underwriters from the Company if the underwriters exercise in full their option granted to cover over-allotments).

We understand that the Shares have been and/or are to be sold by the Company pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.

You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 16 of form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission under the Act. This opinion supersedes and replaces our opinion letter to you dated June 22, 2005.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments hereto) as filed with the Commission, (ii) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, (iii) the Company’s Articles of Incorporation, as amended and/or restated to date, (iv) the Company’s By-Laws, as amended and/or restated to date, (v) certain resolutions of the shareholders and the Board of Directors of the Company relating to the Offering as provided to us by the Company, (vi) the stock record books of the Company as provided to us by the Company, and (vii) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

Kenexa Corporation

July 1, 2005

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that when the Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus filed as part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

As counsel to the Company, we have furnished this opinion letter in connection with the filing of the Registration Statement.

Very truly yours,

/s/ PEPPER HAMILTON LLP

Pepper Hamilton LLP